EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: VIRTUS RETIREMENT TRUST
File Number:
Registrant CIK Number:
December 31, 2017

Sub-Item 77Q3

Series 10 DFA 2015 Target Date Retirement Income Fund
Class A Class I Class R6
 72DD1/72DD2 $7 $2 $19 Total income dividends for which record date passed during the period (NUMBERS)
 73A1/73A2 $0.2008 $0.2258 $0.2482 Dividends from net
investment income (FACTORS from Fihi)
 74U1/74U2 35,271  10,440  83,508  Number of shares
outstanding (SAL)
 74V1/74V2 $11.21 $11.22 $11.27 Net asset value per share
(to nearest cent) (SAL)
Series 11 DFA 2020 Target Date Retirement Income Fund Class A
Class I Class R6
 72DD1/72DD2 $6 $2 $20
 73A1/73A2 $0.2130 $0.2440 $0.2460
 74U1/74U2 24,507  10,518  84,145
 74V1/74V2 $11.58 $11.59 $11.64
Series 12 DFA 2025 Target Date Retirement Income Fund Class A
Class I Class R6
 72DD1/72DD2 $16 $2 $19
 73A1/73A2 $0.2080 $0.2350 $0.2447
 74U1/74U2 77,986  10,404  83,220
 74V1/74V2 $12.24 $12.25 $12.30
Series 13 DFA 2030 Target Date Retirement Income Fund Class A
Class I Class R6
 72DD1/72DD2 $6 $2 $18
 73A1/73A2 $0.1930 $0.2220 $0.2138
 74U1/74U2 32,018  10,405  83,228
 74V1/74V2 $12.58 $12.59 $12.63
Series 14 DFA 2035 Target Date Retirement Income Fund Class A
Class I Class R6
 72DD1/72DD2 $9 $2 $18
 73A1/73A2 $0.1750 $0.2040 $0.2040
 74U1/74U2 55,117  11,272  83,033
 74V1/74V2 $12.80 $12.81 $12.87
Series 15 DFA 2040 Target Date Retirement Income Fund Class A
Class I Class R6
 72DD1/72DD2 $4 $2 $17
 73A1/73A2 $0.1667 $0.2025 $0.2035
 74U1/74U2 21,617  11,174  83,149
 74V1/74V2 $13.22 $13.22 $13.28
Series 16 DFA 2045 Target Date Retirement Income Fund Class A
Class I Class R6
 72DD1/72DD2 $3 $3 $17
 73A1/73A2 $0.1800 $0.2120 $0.2130
 74U1/74U2 19,663  13,499  82,984
 74V1/74V2 $13.62 $13.62 $13.68
Series 17 DFA 2050 Target Date Retirement Income Fund Class A
Class I Class R6
 72DD1/72DD2 $4 $2 $18
 73A1/73A2 $0.1850 $0.2160 $0.2153
 74U1/74U2 23,792  10,396  83,157
 74V1/74V2 $13.60 $13.60 $13.65
Series 18 DFA 2055 Target Date Retirement Income Fund Class A
Class I Class R6
 72DD1/72DD2 $2 $2 $17
 73A1/73A2 $0.1688 $0.1993 $0.2053
 74U1/74U2 12,772  10,403  83,217
 74V1/74V2 $13.58 $13.58 $13.64
Series 19 DFA 2060 Target Date Retirement Income Fund Class A
Class I Class R6
 72DD1/72DD2 $3 $3 $17
 73A1/73A2 $0.1770 $0.2112 $0.2111
 74U1/74U2 17 15,172  82,915
 74V1/74V2 $13.63 $13.64 $13.69